SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2007

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 SECOND AVENUE
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

Kerry Killinger, the Chairman and Chief Executive Officer of Washington Mutual, Inc. (the “Company”), gave a presentation to investors at the Lehman Brothers Financial Services Conference in New York City on September 10, 2007.  Copies of Mr. Killinger’s script and the electronic slides he presented are furnished by the Company as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

When presenting slide 15, Mr. Killinger stated that:

“Through the end of August, we have reduced our loans held for sale balance to $9 billion from $19 billion at the end of June, primarily through the transfer of nonperforming loans to our held for investment portfolio.”

The reduction in the Company’s loans held for sale balance to $9 billion at the end of August from $19 billion at the end of June was actually primarily through the transfer of nonconforming loans to the Company's held for investment portfolio.  Of the transferred nonconforming loans, less than 1% were nonperforming loans.

The information in the preceding paragraphs, as well as Exhibits 99.1 and 99.2, is considered to be “furnished” under the Securities Exchange Act of 1934.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

        (d)       Exhibits

        99.1    Script for Kerry Killinger’s presentation at the Lehman Brothers Financial Services Conference on September 10, 2007 (furnished by the Company).

        99.2    Slides presented by Kerry Killinger at the Lehman Brothers Financial Services Conference on September 10, 2007 (furnished by the Company).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2007		WASHINGTON MUTUAL, INC.
	By:	/s/ Fay L. Chapman Fay L. Chapman Senior Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Script for Kerry Killinger’s presentation at the Lehman Brothers Financial Services Conference on September 10, 2007 (furnished by the Company).
99.2	Slides presented by Kerry Killinger at the Lehman Brothers Financial Services Conference on September 10, 2007 (furnished by the Company).